Exhibit (h)(d)(16)

SCHEDULE A

TO PACIFIC SELECT FUND EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2007

OPERATING EXPENSE LIMITS

Maximum Operating Expense Limit
(as a Percentage of average net assets)
Developing Growth Portfolio (formerly named Small-Cap Growth Portfolio)	0.10%
International Value Portfolio	0.10%
Long/Short Large-Cap Portfolio	0.10%
International Small-Cap Portfolio	0.10%
Equity Index Portfolio	0.10%
Mid-Cap Value Portfolio	0.10%
Small-Cap Index Portfolio	0.10%
Dividend Growth Portfolio	0.10%
Large-Cap Value Portfolio	0.10%
Technology Portfolio	0.10%
Short Duration Bond Portfolio	0.10%
Floating Rate Loan Portfolio	0.10%
Diversified Bond Portfolio	0.10%
Inflation Strategy Portfolio	0.10%
Growth Portfolio	0.10%
Focused Growth Portfolio	0.10%
Health Sciences Portfolio	0.10%
Mid-Cap Equity Portfolio	0.10%
Large-Cap Growth Portfolio	0.10%
International Large-Cap Portfolio	0.10%
Small-Cap Value Portfolio	0.10%
Main Street Core Portfolio	0.10%
Emerging Markets Portfolio	0.10%
High Yield Bond Portfolio	0.10%
Managed Bond Portfolio	0.10%
Inflation Managed Portfolio	0.10%
Comstock Portfolio	0.10%
Mid-Cap Growth Portfolio	0.10%
Real Estate Portfolio	0.10%
Small-Cap Equity Portfolio	0.10%
Emerging Markets Debt Portfolio	0.10%
Value Advantage Portfolio	0.10%
Floating Rate Income Portfolio	0.10%
Core Income Portfolio	0.10%
Currency Strategies Portfolio	0.10%
Global Absolute Return Portfolio	0.10%
Diversified Alternatives Portfolio	0.10%
PSF DFA Balanced Allocation Portfolio	0.10%
Small-Cap Growth Portfolio	0.10%

Effective:  October 31, 2016

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary